EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Kunal K. Singh, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-Drequired to be filed in respect of the period covered by this report on Form 10-K of the JPMBB Commercial Mortgage Securities Trust 2013-C12 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation

AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Senior Trust Advisor, KeyBank National Association (as successor to KeyCorp Real Estate Capital Markets, Inc.), as Primary Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the IDS Center Mortgage Loan, KeyBank National Association (as successor to KeyCorp Real Estate Capital Markets, Inc.), as Special Servicer for the IDS Center Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the IDS Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the IDS Center Mortgage Loan, Pentalpha Surveillance LLC, as Senior Trust Advisor for the IDS Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Southridge Mall Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Southridge Mall Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the Southridge Mall Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Southridge Mall Mortgage Loan, and Pentalpha Surveillance LLC, as Senior Trust Advisor for the Southridge Mall Mortgage Loan.

Dated: March 19, 2018

/s/ Kunal K. Singh

Kunal K. Singh

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)